Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Third Quarter 2020 Financial Results

and Updates Full Year 2020 Financial Guidance

–	Reports record quarterly revenue of $94.1 million with strong margin expansion

–	Overall revenue grew 35% year-over-year, with organic growth of 31%

–	Raises revenue guidance to $348-$352 million and overall revenue growth to 29%-30% for full year 2020, representing 23%-24% organic growth

–	Completes acquisition of Non-Metallic Solutions and announces agreement to acquire bioprocess systems innovator ARTeSYN Biosolutions

WALTHAM, Mass. – November 5, 2020 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its third quarter of 2020. Provided in this press release are financial highlights for the three- and nine- month periods ended September 30, 2020, updates to our financial guidance for the fiscal year 2020 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We are pleased with our momentum during the third quarter, reporting over $94 million in revenue and robust organic growth of 31%. COVID programs accounted for approximately 14% of revenue during the quarter, and approximately 55% of revenue growth. We continued to see strong revenue and order demand as both COVID customers and gene therapy accounts drove accelerated growth across our franchises, with Filtration performing exceptionally well. Direct product orders were up over 100% year-on-year, positioning us well for an excellent finish to 2020 and a strong start to 2021.”

Mr. Hunt added, “In addition to our strong business performance we were delighted to close on our deal to acquire Non-Metallic Solutions and also sign an agreement to acquire ARTeSYN Biosolutions. These acquisitions broaden and strengthen our systems strategy - where single-use systems and consumables - including flow path assemblies - come together for an enhanced customer offering with meaningful process and yield advantages.”

Financial Highlights for the Third Quarter 2020

•	Revenue increased by 35% year-over-year as reported and 31% organically, to reach a quarterly record $94.1 million.

•	Gross margin (GAAP) was 57.9%, an increase of 3.1 points, and adjusted gross margin (non-GAAP) was 58.0%, an increase of 1.9 points compared to third quarter of 2019.

•	Operating margin (GAAP) was 22.3%, an increase of 10.8 points, and adjusted operating margin (non-GAAP) was 28.6%, an increase of 6.8 points compared to the third quarter of 2019.

•

Fully diluted EPS (GAAP) increased to $0.27 compared to $0.03 for the third quarter of 2019, and adjusted fully diluted EPS (non-GAAP) increased to $0.40 compared to $0.26 for the third quarter of 2019.

Financial Details for the Third Quarter and First Nine Months of 2020

REVENUE

•

Total revenue for the third quarter of 2020 increased to $94.1 million compared to $69.4 million for the third quarter of 2019, a year-over-year gain of 35% as reported and 34% at constant currency, with organic growth of 31%.

•

Total revenue for the first nine months of 2020 increased to $257.6 million compared to $200.8 million for the first nine months of 2019, a year-over-year gain of 28% as reported and at constant currency, with organic growth of 22%.

GROSS PROFIT and GROSS MARGIN

•	Gross profit (GAAP) for the third quarter of 2020 was $54.4 million, a year-over-year increase of $16.4 million and representing 57.9% gross margin.

•	Adjusted gross profit (non-GAAP) for the third quarter of 2020 was $54.6 million, a year-over-year increase of $15.6 million and representing 58% gross margin.

•	Gross profit (GAAP) for the first nine months of 2020 was $149.1 million, a year-over-year increase of $37.3 million and representing 57.9% gross margin.

•	Adjusted gross profit (non-GAAP) for the first nine months of 2020 was $150.0 million, a year-over-year increase of $35.7 million and representing 58.2% gross margin.

OPERATING INCOME

•

Operating income (GAAP) for the third quarter of 2020 was $21.0 million, an increase of $13 million compared to $8.0 million for the third quarter of 2019. Adjusted operating income (non-GAAP) for the third quarter of 2020 was $26.9 million, an increase of $11.7 million compared to $15.1 million for the third quarter of 2019.

•

Operating income (GAAP) for the first nine months of 2020 was $52.4 million, an increase of $22.2 million compared to $30.2 million for the first nine months of 2019. Adjusted operating income (non-GAAP) for the first nine months of 2020 was $70.8 million, an increase of $20.0 million compared to $50.8 million for the first nine months of 2019.

NET INCOME

•

Net income (GAAP) for the third quarter of 2020 was $14.6 million, an increase of $12.9 million compared to $1.7 million for the third quarter of 2019. Adjusted net income (non-GAAP) for the third quarter of 2020 was $21.2 million, an increase of $7.8 million compared to $13.3 million for the third quarter of 2019.

•

Net income (GAAP) for the first nine months of 2020 was $40.2 million, an increase of $22.4 million compared to $17.8 million for the first nine months of 2019. Adjusted net income (non-GAAP) for the first nine months of 2020 was $60.4 million, an increase of $18.7 million compared to $41.7 million for the first nine months of 2019.

EARNINGS PER SHARE

•

Earnings per share (GAAP) for the third quarter of 2020 increased to $0.27 on a fully diluted basis, compared to $0.03 for the third quarter of 2019. Adjusted EPS (non-GAAP) for the third quarter of 2020 increased to $0.40 on a fully diluted basis, compared to $0.26 for the 2019 period.

•

Earnings per share (GAAP) for the first nine months of 2020 increased to $0.75 on a fully diluted basis, compared to $0.37 for the first nine months of 2019. Adjusted EPS (non-GAAP) for the first nine months of 2020 increased to $1.13 on a fully diluted basis, compared to $0.87 for the first nine months of 2019.

EBITDA

•

EBITDA, a non-GAAP financial measure, increased to $27.4 million for the third quarter of 2020, compared to $8.4 million for the third quarter of 2019. Adjusted EBITDA for the third quarter of 2020 increased to $29.4 million, compared to $17.3 million for the third quarter of 2019.

•

EBITDA increased to $71.4 million for the first nine months of 2020, compared to $39.3 million for the first nine months of 2019. Adjusted EBITDA for the first nine months of 2020 increased to $78.0 million, compared to $56.5 million for the first nine months of 2019.

CASH

•	Our cash and cash equivalents at September 30, 2020 were $553.3 million, an increase of $24.9 million from $528.4 million at December 31, 2019.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2020

Our financial guidance for the fiscal year 2020 is based on expectations for our existing business and includes the financial impact of our acquisitions of C Technologies (which closed on May 31, 2019), Engineered Molding Technology (which closed on July 13, 2020) and Non-Metallic Solutions, Inc. (which closed on October 20, 2020). The guidance below does not include the impact of our proposed acquisition of ARTeSYN Biosolutions, which is expected to close during the fourth quarter of 2020. The guidance also excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2020 GUIDANCE:

•

Total revenue is projected to be in the range of $348-$352 million, an increase from our previous guidance of $332-$340 million. This updated revenue guidance includes approximately $1 million in projected revenue from Non-Metallic Solutions, and reflects overall revenue growth of 29%-30%, with organic revenue growth in the range of 23%-24%.

•	COVID programs are expected to account for approximately 10% of revenue.

•	Gross margin is expected to be in the range of 57.5%-58.0% on both a GAAP and non-GAAP basis, compared to our previous guidance of 56.5%-57%.

•

Income from operations is expected to be in the range of $66-$68 million on a GAAP basis, an increase from our previous guidance of $59-$62 million. Adjusted income from operations (non-GAAP) is expected to be in the range of $91-$93 million, an increase from our previous guidance of $81-$84 million.

•

Net income is expected to be in the range of $47.5-$49.5 million on a GAAP basis, an increase from our previous guidance of $41-$44 million. Adjusted net income (non-GAAP) is expected to be in the range of $75-$77 million, an increase from our previous guidance of $66-$69 million. Our current guidance reflects an adjusted tax rate of 17% on adjusted pre-tax income, compared to our previous guidance of 18%.

•

Fully diluted EPS (GAAP) is expected to be in the range of $0.89-$0.93, an increase from our previous guidance of $0.77-$0.82. Adjusted fully diluted EPS (non-GAAP) is expected to be in the range of $1.41-$1.45, an increase from our previous guidance of $1.24-$1.29.

Our non-GAAP guidance for the fiscal year 2020 excludes the following items:

•	$9.2 million estimated acquisition and integration expenses; $0.5 million in cost of product revenue, $0.5 million in R&D and $8.2 million in selling, general and administrative expense (“SG&A”).

•	Expected inventory step-up charges of $0.2 million related to the acquisitions of Engineered Molding Technology and Non-Metallic Solutions.

•	$15.8 million estimated intangible amortization expense; $0.3 million in cost of product revenue and $15.6 million in SG&A.

•	$11.0 million of non-cash interest expense (Other income (expense)) related to our convertible debt notes.

Our non-GAAP guidance for the fiscal year 2020 includes:

• An income tax expense of $8.6 million, representing the tax impact of acquisition and integration, inventory step-up, and intangible amortization expenses, as well as non-cash interest expenses related to our convertible debt notes.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, November 5, 2020, at 8:30 a.m. EST, to discuss third quarter 2020 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 763-8274 for domestic callers or (412) 717-9224 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10149396.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted research & development expense, adjusted SG&A, adjusted income tax expense and adjusted income tax rate. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, inventory step-up charges and intangible amortization costs related to the Company’s acquisitions, as well as non-cash interest expenses related to the Company’s convertible debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted (non-GAAP) financial measures, as well as EBITDA to adjusted EBITDA, is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, MA (USA), and we have additional administrative and manufacturing operations in Rancho Dominguez, CA; Marlborough and Auburn, MA; Bridgewater, NJ; Clifton Park, NY; Dallas, TX; Ravensburg, Germany; Breda, the Netherlands and Lund, Sweden.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of the C Technologies, Engineered Molding Technology and Non-Metallic Solutions businesses, the expected closing of the acquisition of ARTeSYN Biosolutions, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic on our business and on the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate the C Technologies, Engineered Molding Technology and Non-Metallic Solutions businesses successfully into our business and achieve the expected benefits of the acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$94,029	$69,419	$257,521	$200,701
Royalty and other revenue	31	26	91	70

Total revenue	94,060	69,445	257,612	200,771

Costs and expenses:
Cost of product revenue	39,626	31,425	108,471	88,978
Research and development	4,422	5,427	13,460	14,278
Selling, general and administrative	29,051	24,629	83,277	67,326

	73,099	61,481	205,208	170,582

Income from operations	20,961	7,964	52,404	30,189
Investment income	82	1,898	1,699	3,616
Loss on extinguishment of debt	—	(5,650)	—	(5,650)
Interest expense	(3,052)	(2,857)	(9,032)	(6,326)
Other (expense) income, net	(248)	316	(632)	(23)

Income before income taxes	17,743	1,671	44,439	21,806
Income tax provision	3,191	12	4,211	3,999

Net income	$14,552	$1,659	$40,228	$17,807

Earnings per share:
Basic	$0.28	$0.03	$0.77	$0.38

Diluted	$0.27	$0.03	$0.75	$0.37

Weighted average shares outstanding:
Basic	52,545,100	50,851,623	52,341,037	47,086,779

Diluted	53,468,658	51,809,289	53,299,544	47,929,581

Balance Sheet Data:	September 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$553,302	$528,392
Working capital	645,744	593,515
Total assets	1,476,316	1,400,113
Long-term obligations	300,462	292,032
Accumulated earnings	46,071	5,843
Stockholders’ equity	1,124,870	1,059,768

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP INCOME FROM OPERATIONS	$20,961	$7,964	$52,404	$30,189

ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS:
Acquisition and integration costs	1,849	2,953	6,536	9,573
Intangible amortization	3,925	3,900	11,677	9,562
Inventory step-up charges	144	314	144	1,483

ADJUSTED INCOME FROM OPERATIONS	$26,879	$15,131	$70,761	$50,807

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP NET INCOME	$14,552	$1,659	$40,228	$17,807

ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	1,849	2,953	6,536	10,074
Inventory step-up charges	144	314	144	1,483
Intangible amortization	3,925	3,900	11,677	9,562
Loss on extinguishment of debt	—	5,650	—	5,650
Non-cash interest expense	2,759	2,631	8,174	4,863
Tax effect of non-GAAP charges	(2,072)	(3,781)	(6,334)	(7,742)

ADJUSTED NET INCOME	$21,157	$13,326	$60,425	$41,697

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP NET INCOME PER SHARE - DILUTED	$0.27	$0.03	$0.75	$0.37

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.03	0.06	0.12	0.21
Inventory step-up charges	0.00	0.01	0.00	0.03
Intangible amortization	0.07	0.08	0.22	0.20
Loss on extinguishment of debt	—	0.11	—	0.12
Non-cash interest expense	0.05	0.05	0.15	0.10
Tax effect of non-GAAP charges	(0.04)	(0.07)	(0.12)	(0.16)

ADJUSTED NET INCOME PER SHARE - DILUTED	0.40	$0.26	$1.13	$0.87

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP NET INCOME	$14,552	$1,659	$40,228	$17,807

ADJUSTMENTS:
Investment Income	(82)	(1,898)	(1,699)	(3,616)
Interest Expense	3,052	2,857	9,032	6,326
Tax Provision	3,191	12	4,211	3,999
Depreciation	2,757	1,810	7,820	5,147
Amortization(1)	3,953	3,928	11,760	9,644

EBITDA	27,422	8,368	71,353	39,307

OTHER ADJUSTMENTS:
Acquisition and integration costs	1,849	2,953	6,536	10,074
Loss on extinguishment of debt	—	5,650	—	5,650
Inventory step-up charges	144	314	144	1,483

ADJUSTED EBITDA	$29,415	$17,285	$78,033	$56,514

(1)	Includes amortization of milestone payments in accordance with GAAP of $28 and $83 for the three- and nine-months ended September 30, 2020 and 2019.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP COST OF SALES	$39,626	$31,425	$108,471	$88,978

ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(3)	(519)	(468)	(670)
Inventory step-up charges	(144)	(314)	(144)	(1,483)
Intangible amortization	—	(128)	(254)	(392)

ADJUSTED COST OF SALES	$39,479	$30,464	$107,605	$86,433

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP R&D	$4,422	$5,427	$13,460	$14,278

ADJUSTMENT TO R&D:
Acquisition and integration costs	(1)	(278)	(472)	(405)

ADJUSTED R&D	$4,421	$5,149	$12,988	$13,873

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP SG&A EXPENSE	$29,051	$24,629	$83,277	$67,326

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(1,845)	(2,156)	(5,596)	(8,499)
Intangible amortization	(3,925)	(3,772)	(11,425)	(9,170)

ADJUSTED SG&A EXPENSE	$23,280	$18,701	$66,257	$49,657

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME	$47,500	$49,500
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	9,167	9,167
Anticipated pre-tax amortization of acquisition-related intangible assets	15,842	15,842
Inventory step-up costs	172	172
Non-cash interest expense	10,966	10,966
Tax effect of non-GAAP charges	(8,630)	(8,630)
Guidance rounding adjustment	(17)	(17)

GUIDANCE ON ADJUSTED NET INCOME	$75,000	$77,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$0.89	$0.93
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	$0.17	$0.17
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.30	$0.30
Inventory step-up costs	$0.00	$0.00
Non-cash interest expense	$0.21	$0.21
Tax effect of non-GAAP charges	($0.16)	($0.16)
Guidance rounding adjustment	($0.00)	$0.00

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$1.41	$1.45

Totals may not add due to rounding.

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